                                                                    EXHIBIT 23.6



                 [HOLT NEY ZATCOFF & WASSERMAN, LLP LETTERHEAD]




                               December 31, 1997

American Realty Trust, Inc.
10670 North Central Expressway
Suite 300
Dallas, Texas 75231

     Re: Authorization of 7,500,000 Shares (any or all of said shares herein referred to as "Preferred Shares") of Special Stock of American Realty Trust, Inc., a Georgia corporation ("ART"), Designated Series F Cumulative Convertible Preferred Stock ("Series F Preferred Stock"), and Conversion of Preferred Shares into Shares (any or all of said shares herein referred to as "Common Shares") of ART's $.01 Par Value Common Stock (the "Common Stock")

Ladies and Gentlemen:

     We hereby consent to (i) the incorporation by reference in the Registration Statement on Form S-4 dated December 31, 1997 (the "Registration Statement") of ART of our opinion dated September 4, 1997 with respect to ART's Series F Preferred Stock and the Common Stock issuable upon conversion thereof, which opinion was previously filed as Exhibit 5.1 to ART's Registration Statement on Form S-4 (Reg. No. 333-21583) on September 8, 1997, and (ii) the reference to our firm under the caption "Legal Matters" in any Prospectus filed as a part of the Registration Statement. In giving such consent, we do not imply or admit that we are an expert with respect to any part of the Registration Statement, including the exhibits thereto, within the meanings of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                   Very truly yours,

                                   HOLT NEY ZATCOFF & WASSERMAN, LLP

                                   By MICHAEL G. WASSERMAN, P.C.

                                      By: MICHAEL G. WASSERMAN
                                          --------------------------
                                           Michael G. Wasserman